EXHIBIT 4.02
FIRST AMENDMENT TO NINTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     This First Amendment to Ninth Amended and Restated Registration Rights Agreement (the “Amendment”) is entered into, as of July 16, 2010 by and among Green Dot Corporation, a Delaware corporation (the “Company”), and the stockholders of the Company who are a party hereto. Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed thereto in the Registration Rights Agreement (as defined below).
     A. The Company and the Holders have previously entered into that certain Ninth Amended and Restated Registration Rights Agreement dated as of May 27, 2010 (the “Registration Rights Agreement”).
     B. The Company is planning a firm commitment underwritten public offering pursuant to that certain registration statement (Reg. No. 333-165081) under the Securities Act initially filed on February 26, 2010, covering the offer and sale of Class A Common Stock by the stockholders specified therein;
     C. In connection with the Offering, the undersigned parties to the Registration Rights Agreement desire to amend the Registration Rights Agreement to amend and restate Section 1.10 thereof; and
     D. Section 5 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended as contemplated hereby with the written consent of (i) the Company and (ii) the holders of not less than 67% of the Registrable Shares outstanding. Accordingly, this Amendment amends the Registration Rights Agreement, and is binding upon the Company and each Holder, notwithstanding the failure of any Holder to execute this Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendment. Section 1.10 of the Registration Rights Agreement is hereby amended and restated as follows:
     1.10 The term “Qualified Initial Public Offering” means the earliest to occur of (A) the consummation of a firm commitment underwritten public offering pursuant to that certain registration statement (Reg. No. 333-165081) under the Securities Act initially filed on February 26, 2010, covering the offer and sale of Class A Common Stock by the stockholders specified therein and (B) the consummation of a firm commitment underwritten public offering underwritten by a nationally recognized investment bank approved by the Company and the holders of a majority of the then outstanding Preferred Stock pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock to the public involving gross proceeds to the Company of at least $25,000,000 (before deductions of underwriters commissions and expenses) at a per share offering price of at least $2.48 (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like).

2. Effective Date. This Amendment shall become effective without any further action on the date on which the Company shall have received counterparts hereof duly executed by necessary parties as required under Section 5 of the Registration Rights Agreement.
3. Full Force and Effect. The parties agree that all terms of the Registration Rights Agreement not otherwise amended hereunder shall remain in full force and effect.
4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
5. Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Amendment, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.
[The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

THE COMPANY GREEN DOT CORPORATION
By:	/s/ Steve Streit
Steve Streit, President

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER SEQUOIA CAPITAL FRANCHISE FUND SEQUOIA CAPITAL FRANCHISE PARTNERS
By:	SCFF Management, LLC
A Delaware Limited Liability Company
General Partner of Each

/s/ Michael Moritz
Michael Moritz, Managing Member

SEQUOIA CAPITAL IX SEQUOIA CAPITAL ENTREPRENEURS ANNEX FUND
By:	SCIX.1 Management, LLC
A Delaware Limited Liability Company
General Partner of Each

/s/ Michael Moritz
Michael Moritz, Managing Member

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.
By:	SCGF IV Management, L.P.
A Cayman Islands exempted limited partnership
Its General Partner

By:	SCGF GenPar, Ltd
A Cayman Islands limited liability company
Its General Partner

By:	/s/ Michael Moritz
Managing Director

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER YKA PARTNERS LTD.
By:	/s/ Kenneth Aldrich
Kenneth Aldrich
General Partner

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER DAVID WILLIAM HANNA TRUST DATED OCTOBER 30, 1989
By:	/s/ David W. Hanna
David W. Hanna, Trustee

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER

TCV VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Authorized Signatory

TCV VII (A), L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Authorized Signatory

TCV Member Fund, L.P. a Cayman Islands exempted limited partnership, acting by its general partner Technology Crossover Management VII, Ltd. a Cayman Islands exempted company
By:	/s/ Frederic Fenton
	Name:	Frederic Fenton
	Title:	Authorized Signatory

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER TENAYA CAPITAL V, L.P.
by:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:	/s/ Thomas Banahan
	Name:	Thomas Banahan
	Title:	Managing Director

TENAYA CAPITAL V-P, L.P.
By:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:	/s/ Thomas Banahan
	Name:	Thomas Banahan
	Title:	Managing Director

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

/s/ Jacques L. Wiener
Jacques L. Wiener, III

MARK L. SHIFKE & PATRICIA W. SHIFKE, AS JOINT TENANTS
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Agent

JACQUES L. WIENER, JR.
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Agent

SANDRA BARON WIENER
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Agent

BETTY WIENER SPOMER
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Agent

SOPHIE GRACE WIENER TRUST U/A 8/19/2003
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Trustee

DAVID JACQUES SHIFKE TRUST U/A DATED 12/4/91
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Trustee

KATHERINE ELISABETH SHIFKE TRUST U/A DATED 4/11/91
By:	/s/ Jacques L. Wiener
Jacques L. Wiener, III, Trustee

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER
/s/ Donald B. Wiener
Donald B. Wiener

ANDREW CHARLES SPOMER TRUST U/A DATED 10/27/94
By:	/s/ Donald B. Wiener
Donald B. Wiener, Trustee

DANIEL BARON SPOMER TRUST U/A DATED 4/10/96
By:	/s/ Donald B. Wiener
Donald B. Wiener, Trustee

KATHRYN ELLEN WIENER TRUST U/A DATED 11/12/93
By:	/s/ Donald B. Wiener
Donald B. Wiener, Trustee

JOHN BARON WIENER TRUST U/A DATED 12/11/98
By:	/s/ Donald B. Wiener
Donald B. Wiener, Trustee

THOMAS MAX WIENER TRUST U/A DATED 3/16/99
By:	/s/ Donald B. Wiener
Donald B. Wiener, Trustee

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER
/s/ Eric C. Weiss
William B. Wiener, Jr., by Eric C. Weiss, Agent

WILLIAM B. WIENER, JR. FOUNDATION
By:	/s/ Donald B. Wiener
Donald B. Wiener, Vice President

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER TTP FUND, LP
By:	Total Technology Partners, LLC
Its:	General Partner

By:	/s/ Gardiner W. Garrard III
Gardiner W. Garrard III,
Managing Partner

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Ninth Amended and Restated Registration Rights Agreement as of the date first above written.

HOLDER WAL-MART STORES, INC.
By:	/s/ Daniel Eckert
	Name:	Daniel Eckert
	Title:	Vice President